CONVERTIBLE PROMISSORY NOTE

January 3, 2014

For valuable consideration received, the undersigned MIND SOLUTIONS, INC., a Nevada corporation having its principal office and place of business at 3525 Del Mar Heights Rd. #802, San Diego, Ca. 92130 (hereinafter referred to as the "Maker"), promises to pay to the order of BRENT FOUCH (hereinafter referred to as the "Payee"), the aggregate sum of Sixty One Thousand Ninety Six Dollars and No Cents ($61,096.00) ("Principal") with zero (0) interest.

Commencing June 29, 2012 and ending on January 3, 2013, the Payee loaned to the Maker the aggregate sum of the Principal, and as of the date of this Convertible Promissory Note (this "Note"), the sum of the Principal remains unpaid and due from the Maker to Payee.

This Note is separate from, and evidences obligations in addition to (i) that certain Convertible Promissory Note issued by the Maker to the Payee on December 31, 2010 in the principal amount of $157,324.06, and (ii) that certain Convertible Promissory Note issued by the Maker to the Payee on December 31, 2011 in the principal amount of $33,674.05, (iii) that certain Convertible Promissory Note issued by the Maker to the Payee on June 30, 2012 in the Principal amount of $50,435.

The Maker and the Payee desire to set forth the terms of repayment of the principal pursuant to the terms and conditions of this Note.

1. **TERMS OF PAYMENT.** Payment of Principal and Interest under this Promissory Note (this "Note") shall be made as follows:

a. Maturity Date. The accrued Interest and entire Principal balance shall be due and payable on the date that is six (6) months from and after the date of this Note (the "Maturity Date").

b. Conversion. In the event the Maker is unable or unwilling to make payment of the Principal on or before the Maturity Date, and demand is made therefor by the Payee, this Note shall be deemed in default and the Maker and the Payee hereby agree that in the event of default the then unpaid Principal and accrued Interest, if any, outstanding can be converted at the option of the Payee into shares of Maker's, or Maker's successor in interest's, common stock, (the "Common Stock"). This option will be at the discretion of the Payee and such shares shall be converted at Par value unless the Company is publicly traded, in which case the shares shall be converted at the closing bid price on day of conversion. In such instance, the Maker hereby agrees to issue to and in the name of the Payee and cause such issuance to be recorded on the books and records of the Maker, and the Payee hereby agrees to receive and accept Maker's Common Stock, in consideration for conversion and cancellation of the Note representing the amount of Principal and Interest being converted under the Note. Upon conversion in accordance with this Section 1, the Note shall be of no further force and effect and the Maker shall be forever released from any and all of its obligations and liabilities under the Note. Payee acknowledges that no representations, warranties, covenants or promises have

been made concerning the marketability or value of the Common Stock. The Maker has not agreed with, represented or covenanted to Payee that the Common Stock will be purchased or redeemed from Payee at any time in the future.

2. **USURY.** It is hereby agreed that the aggregate of all interest and other charges constituting interest under applicable law and contracted for, chargeable or receivable under this Note or otherwise in connection with this loan transaction, shall never exceed the maximum amount of interest, nor produce a rate in excess of the maximum contract rate of interest the Payee may charge the Maker under applicable law and in regard to which the Maker may not successfully assert the claim or defense of usury.

3. **PREPAYMENT.** The Maker, at its election, shall have the right to prepay all or any portion of the Principal hereof at any time without penalty on the same terms as the Conversion.

4. **NO DEMAND.** Payee hereby agrees to accept the repayment of the Principal and hereby waives his right to demand payment of the amounts then owed under this Note other than pursuant to the terms of the Conversion as set forth in this Note.

5. **WAIVER.** Each maker, surety and endorser waives demand, grace, notice, protest, presentment for payment and diligence in the collection of this Note, and in filing suit hereon, and agrees that its liability for the payment hereof shall not be affected or impaired by any release or change in the security or by any extension or extensions of time of payment.

6. **ARBITRATION.** In the event default is made in the payment of any part of the Principal or Interest of this Note as the same becomes due and payable, then, or in either event, the legal holder hereof has the option, without notice or demand, to declare the unpaid principal and accrued interest of this Note at once due and payable. The undersigned agree to Arbitration with AAA in San Diego, California in the event of a dispute that cannot be settled upon mutual agreement.

7. **GOVERNING LAW.** This Note and all transactions hereunder and/or evidenced hereby shall be governed by, construed under and enforced in accordance with the laws of the State of California, without respect to is conflicts of laws principles.

8. **AMENDMENT.** Any change, modification or amendment to this Note shall be effective only when made by an instrument in writing signed by the Payee and Maker.

9. **SEVERABILITY.** Every provision in this Note is intended to be severable. If any term or provision hereof is illegal or invalid for any reason whatsoever, such illegality or invalidity shall not affect the validity of the remainder of this Note.

10. **ENTIRE AGREEMENT.** This Note constitutes the full and complete agreement of the parties hereto with respect to the subject matter hereof.

11. **HEADINGS.** Paragraph headings are for convenience of the reader only and are not part of this Note and shall not be used in construing this Note.

COMPANY:

Kerry Driscoll

January 3, 2014

Date

PAYEE:

Name, Position

January 3, 2014

Date